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Exhibit 10.7

MAFA Term Sheet

Summary of Required Terms

Chrysler – GMAC Master Financial Services Agreement (GMAC MAFA)

Dated as of April 30, 2009

Following is a summary of the proposed principal terms for a proposed financial services arrangement between Chrysler LLC (“Chrysler”), and GMAC LLC (“GMAC”) in connection with Chrysler’s proposed industrial alliance with Fiat S.p.A. and efforts to effect a restructuring with the support of the United States Department of the Treasury. Both parties agree to be bound by the terms, conditions, rights and obligations outlined in this Term Sheet until the Parties execute definitive agreements which will more fully describe the agreement as set forth in this Term Sheet, upon execution of which such rights and obligations will be governed by the terms and conditions of such definitive agreements.

1	Term of Agreement	Four year agreement; automatically renewed for successive 1 year terms unless Chrysler or GMAC provide 12 months notice of nonrenewal prior to the end of the current term. In consideration of the wholesale and retail financing support being provided to Chrysler customers and dealers, particularly in light of the efforts to support the Chrysler dealer network, the agreement will have the exclusivity provisions provided herein. In the event of a termination of this agreement, GMAC will reasonably cooperate in good faith to assist Chrysler in facilitating the qualification of another financial services provider during an appropriate transition period to be agreed.

2	Territories

The financial services to be rendered by GMAC will be offered for all brands distributed through the Chrysler dealer network in the following countries for the duration of the MAFA:

•        USA (including Puerto Rico on a reasonable best efforts basis)

•        Canada

•        Mexico

•        Other International markets as the parties may mutually agree from time to time

3	Transition

GMAC will use commercially reasonable efforts to facilitate a smooth transition from Chrysler’s current agreements with Chrysler Financial. The parties will develop separate transition plans for wholesale, and retail financing and ancillary services (e.g., insurance and remarketing services).

As part of transition planning, GMAC will use commercially reasonable efforts to (i) put in place new interim dealer funding for new and used inventory as promptly as practicable with a target completion date of May 15, 2009, (ii) promptly conduct a dealer credit assessment to determine whether to establish longer-term credit lines of adequate amount and consistent with GMAC credit policies (as determined by GMAC in good faith) for each Chrysler dealer within 180 days from the date of this Term Sheet, GMAC and Chrysler will collaborate to establish, and GMAC will use commercially reasonable efforts to satisfy, interim targets to be established by May 15, 2009 for the completion of such process and (iii) begin to offer new retail financing accommodations to Chrysler dealers as soon as reasonably practicable with an expected target date of May 15, 2009 for standard retail financing and June 1, 2009 for subvention programs. GMAC will provide Chrysler with regular reporting as to the

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progress of the foregoing. All decisions to establish credit lines or to decline to provide credit or to provide other products or services to a dealer or consumer will be at GMAC’s sole discretion. To the extent that after the dealer credit assessment GMAC determines not to establish longer-term credit lines for dealers, GMAC will use commercially reasonable efforts to provide sufficient advance notice to such dealers to enable them to determine whether financing will be available.

As part of the transition plan, GMAC will provide new dealer funding in accordance with this Term Sheet and (i) in the U.S. and Canada, the interim program parameters attached as Annex A hereto and the program parameters attached as Annex B hereto following the completion of the interim period and (ii) in Mexico, the program parameters attached as Annex C hereto, in each case absent a dealer default.

4	Financial Products

GMAC shall provide the following financial services and products to Chrysler dealers and customers, as GMAC deems appropriate from a credit and risk management perspective in its sole discretion.

Dealer Financing and Services:

•        Vehicle Inventory Financing (New and Used);

•        Capital Loans;

•        Equipment Loans;

•        Real Estate Loans;

•        Dealer insurance products and services, subject to [***];

•        Remarketing (including GMAC SmartAuction and other auction services); and

•        Electronic cash and drafting settlement systems

Retail Financing:

•        Consumer Retail Financing;

•        Commercial Retail Financing; and

•        Fleet Financing (Commercial Finance).

Currently GMAC does not offer any leasing products other than standard rate products, but GMAC may offer such products in the future subject to market conditions and risk management policies and if offered by GMAC, will be available to the Chrysler network on a non-discriminatory basis taking into account that OEMs offer different products and programs and those products have different residual values.

5	Risks

Subject to GMAC’s credit policies and the terms below, GMAC shall provide all financing and funding for the financial services offered and shall bear all risks in connection with financing services including, but not limited to credit risk; and residual value risk

Unless otherwise mutually agreed (e.g. in connection with a specific subvention program), all such financing and funding will be on a non-recourse basis with respect to Chrysler and pursuant to which Chrysler shall not bear the credit risk.

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In the event that all or substantially all of the assets of Chrysler are sold in a transaction that, in the judgment of GMAC, is likely to result in the successful stabilization of Chrysler’s automobile manufacturing business (i.e., if Chrysler emerges from bankruptcy), [***].

In any event, the parties agree to negotiate in good faith on an annual basis [***].

For the avoidance of doubt, each of Chrysler’s subsidiaries that are debtors in Chrysler’s bankruptcy case will guarantee Chrysler’s obligations under this agreement unless explicitly prevented by any preexisting agreement or applicable law or to the extent that such guarantees would result in a material adverse tax consequence to Chrysler.

Formal approval of dealership credit lines will be contingent upon having a Vehicle Repurchase Agreement from Chrysler, in form and substance mutually agreed between the parties, including the minimum terms outlined in Annex D of this Term Sheet (the “Vehicle Repurchase Agreement”).

6	Retail Exclusivity for Subvention Programs

Chrysler will, (i) beginning six months after the date of this Term Sheet, use GMAC for at least [***] of Chrysler subvented volume and (ii) beginning twelve months after the date of this Term Sheet, use GMAC for at least [***] of Chrysler subvented volume (the “Volume Thresholds”).

Prior to the period during which the Volume Thresholds are in effect, Chrysler will continue to offer subvented volume through GMAC on a non-exclusive, side-by-side basis with any third party finance provider.

If there is no Capital Markets Disruption and [***], Chrysler may provide such specific subvention program through third parties (without such volume being counted in the Volume Threshold calculation). In such cases, Chrysler will consult in good faith with GMAC as to the terms and conditions of the individual situations in order to facilitate GMAC’s ability to service Chrysler’s retail financing needs.

7	Capital Markets Disruption

Capital markets disruption (“Capital Markets Disruption”) is defined as a period of time in which global credit markets are such that credit is either “not available” or “not available on any commercially reasonable terms” to borrowers with credit rating and business prospects similar to GMAC for a period of three months or longer. Chrysler and GMAC will mutually and reasonably determine whether a Capital Markets Disruption has occurred, and if so when it ends.

During a Capital Markets Disruption, [***] Chrysler will be relieved from the exclusivity provided under section 6 above and may work with other third party financial providers to provide such financing products on a temporary basis (on terms consistent with terms offered to GMAC) (“Alternative Volume”) until GMAC has provided notice that the Capital Markets Disruption has ended. Upon such notice, the Volume Thresholds will be immediately reinstated; provided that any Alternative Volume shall not be counted against such Volume Threshold for six months from the date of GMAC’s notice.

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8	Retail Pricing Methodology

US and Canada

Rate support pricing will be based on [***].

GMAC will represent to Chrysler that pricing will be determined using [***]. The formula for the calculation of the pre-existing OEM support rate will be adjusted by [***]

This dynamic approach is intended to [***].

The parties will be transparent in pricing methodology (including formula and parameters).

Mexico and other agreed international markets

Support rate pricing methodology for other agreed international markets, including Mexico, will be negotiated separately. Pricing methodology will be consistent with subvented pricing GMAC uses for other OEMs in that country.

9	Credit Policies	GMAC shall provide the financing services under its credit policies. GMAC’s credit policies shall be the sole responsibility and under the sole control of GMAC. Upon reasonable request, GMAC shall provide Chrysler with copies of its credit policies currently in effect at the time of such request.

10	Information and Reporting

GMAC will meet with Chrysler periodically via the Coordinating Committee, as well as upon reasonable request, to discuss current and projected financing needs for Chrysler dealers and retail customers; GMAC will provide Chrysler a periodic funding plan designed to meet these financing needs. Chrysler and GMAC will use commercially reasonable efforts to prepare and deliver to each other on a regular, timely basis, such information and reports as the other reasonably requests from time to time regarding any and all aspects of the dealings under the MAFA, unless privileged or subject to legal restrictions on disclosure.

GMAC will provide, through the monthly Coordinating Committee meetings, benchmark pricing and standard rates of other automotive retail lenders.

Chrysler will also provide GMAC with customary information concerning the GMAC financed dealer network, including, without limitation, monthly dealer financial statements, daily retail sale reporting and direct access to Chrysler’s information systems to assist GMAC in monitoring dealer accounts and dealer inventories and facilitate direct billing of new vehicle inventory.

GMAC will, at Chrysler’s request, provide Chrysler with information and regular reports to facilitate Chrysler’s understanding of wholesale and retail financing dynamics and GMAC's volume, breadth, and depth of credit buying including, but not limited to, daily application volume and approvals by credit tier by business center, daily cashing volume and rates by credit tier by business center, monthly penetration reports by subvented and standard rates (e.g. book-to-approval rates), by vehicle line.

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11	Service Levels	GMAC will provide Chrysler with current service level metrics including without limitation application response time, call center performance metrics and website performance, which are monitored in the ordinary course by GMAC. The parties will then agree which of these metrics will be used by the Coordinating Committee to measure performance. These metrics, along with a bi-annual NADA survey will be reviewed in the monthly Coordinating Committee, and that committee will determine scorecards to apply against these metrics and paths to remedy any shortfall in performance against the agreed scorecard.

12	Organizational Set Up

In recognition of the fact that GMAC’s long term major customer is a principal competitor of Chrysler, GMAC will work in good faith with Chrysler (i) to develop and enter into a private label financing plan and service agreement and (ii) establish such other dedicated or customized services as the parties may mutually agree from time to time on such terms and conditions as may be mutually agreed between the parties. The parties will agree on a plan (including milestones, deliverables and cost sharing) with respect to implementation.

GMAC will transition to a dedicated Chrysler sales force in each of GMAC’s metro markets and other regions agreed between the parties (with exceptions to be agreed upon, for example multi-franchise operators)

13	Forms of customer agreement	The forms of all dealer and consumer finance and/or leasing agreements will be in GMAC’s sole discretion and responsibility.

14	Review Rights	Each party will provide the other party reasonable access, during regular business hours, to its files, books, and records pertaining to the services contemplated by the MAFA. Neither Chrysler nor GMAC shall be entitled to such a review more than once in any six-month period. Any such review will be limited in duration, manner, and scope reasonably necessary and appropriate to confirm compliance with the terms and conditions of the MAFA. Neither party is obligated to provide any access or information if such action would violate any obligation of confidentiality or applicable law.

15	Data — confidentiality and mining

GMAC will not, directly or indirectly, share data about Chrysler dealers and their customers to other OEMs, authorized car distributors, or authorized car dealers, absent consent of Chrysler, the affected Chrysler dealers and their customers (as applicable), and will put in place appropriate safeguards to protect such information. These restrictions do not apply to GMAC’s “own experience” data about Chrysler dealers and customers, or data that is otherwise public.

In the event of termination, the parties will agree in good faith on parameters for the sharing of information contained in the customer database maintained by GMAC.

16	Governance	The Parties shall establish and maintain a Coordinating Committee to review and consider the performance of the MAFA and resolve any disputes that may arise, including a dispute escalation process.

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18	Indemnity	The parties will provide customary cross-indemnities with respect to obligations and liabilities that are primarily the obligations and liabilities of one of the parties.

19	Cross-Selling	The parties intend to develop a relationship in which GMAC will become Chrysler’s preferred financial services provider. The parties will explore cross-selling and revenue share opportunities with respect to financial and other services not explicitly set forth in this agreement.

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20	Confidentiality	The terms and conditions of this Term Sheet shall be confidential information and shall not be disclosed to any third party without the consent of both parties hereto, except as required by applicable law and except that either party may disclose the terms and conditions described in this Term Sheet to their respective officers, directors, employees, attorneys and other advisers, provided that such persons agree to the confidentiality restrictions contained herein.

21	Governing Law	This Term Sheet is governed by New York law without regard to its conflicts of law rules. This Term Sheet may be executed in one or more counterparts, each of which is deemed an original and all of which taken together constitute one and the same instrument.

22	Country Adaptions	The parties recognize that this agreement was prepared based on GMAC’s standard practices in the U.S. and, to the extent necessary, agree to make such reasonable changes as may be necessary to accomodate GMAC’s standard practices or applicable law in other countries subject to this agreement so long as such practices are non-discriminatory with respect to Chrysler.

23	Termination Rights

GMAC may terminate this agreement and the transactions contemplated hereby may be abandoned by GMAC from and after May 16, 2009 without liability hereunder to GMAC, GMAC Bank or any GMAC subsidiary, if on or prior to that date:

(i) the Bankruptcy Court administering the cases of Chrysler and its subsidiaries shall not have entered one or more orders reasonably acceptable to GMAC (x) approving the MAFA, the Vehicle Repurchase Agreement and related transactions and (y) requiring that in connection with any sale, disposition or other transfer (whether by merger, consolidation, reorganization or otherwise) of all or substantially all of the assets of Chrysler and its subsidiaries in the bankruptcy cases, the transferee of such assets shall assume all of the obligations of Chrysler under the MAFA, the Vehicle Repurchase Agreement and related transactions in accordance with documentation reasonably acceptable to GMAC; it being understood that Chrysler shall not be released from such obligations as may exist at the time of such transfer; or

(ii) GMAC shall not have obtained regulatory approvals as previously discussed between the United States Department of the Treasury (“Treasury”) and GMAC required to permit GMAC to perform its obligations under this agreement; or

(iii) Treasury shall not have (A) provided GMAC with an amount and form of equity capital consistent with prior discussions between Treasury and GMAC and (B) entered into a binding agreement with GMAC with respect to the GMAC Dealer Transition Financing Support Program providing for reimbursement by the U.S. government of certain losses incurred by GMAC, GMAC Bank or any other GMAC subsidiary in connection with this Agreement in an amount and on terms previously discussed with and mutually agreed by Treasury and GMAC.

The Vehicle Repurchase Agreement contemplated by this Agreement survives termination of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this MAFA Term Sheet effective as of the date first written above.

CHRYSLER LLC

By:
Name:
Title:

GMAC LLC

By:
Name:
Title:

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ANNEX A

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ANNEX B

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ANNEX C

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ANNEX D

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